PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                               MTM TECHNOLOGIES,                   VECTOR GLOBAL
                                   INC. AND         NETWORK      SERVICES, INC. AND   INFO SYSTEMS,     PRO FORMA       PRO FORMA
                               SUBSIDIARIES(a) CATALYST, INC.(b)  SUBSIDIARIES (c)      INC. (d)       ADJUSTMENTS       COMBINED
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
Net Revenues:
Products                            30,572,749      18,652,616           24,785,569      28,837,602                     102,848,536
Services                            13,335,272       5,745,415           10,814,350      12,304,687                      42,199,724
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
                                    43,908,021      24,398,031           35,599,919      41,142,289                     145,048,260
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
Costs and expenses:
Cost of products sold               29,065,168      16,699,210           20,987,082      24,494,609                      91,246,069
Cost of services provided            8,961,483       4,512,312            5,725,077       8,833,137                      28,032,009
Selling, general and                 7,633,823       3,221,465           10,124,408       8,292,299                      29,271,995
  administrative expenses
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
                                    45,660,474      24,432,986           36,836,567      41,620,045                     148,550,072
                               --------------- ----------------- ------------------- ----------------  ------------   -------------

Other (Income)                          (5,606)             -                  (101)                                         (5,707)
Income tax expense (benefit)                                                               (198,469)                       (198,469)
Interest expense (income)              330,431         285,040              (18,520)         18,416      5,860,863 (A)    7,444,435
                                                                                                           968,205 (B)
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
NET (LOSS) INCOME                   (2,077,278)       (319,995)          (1,218,027)       (297,703)    (6,829,068)     (10,742,071)
                               =============== ================= =================== ================  ============   =============

Net (loss) income per
  common shares:
     Basic and diluted         $         (0.44)                                                                        $      (1.90)
                              ================                                                                        =============

Weighted average number of
  common shares outstanding:
     Basic and diluted               4,723,052                                                             500,000 (C)    5,656,892
                              ================                                                                        =============
                                                                                                           433,840 (D)
                                                                                                           868,150 (E)

(a) Represents historical balance sheet of MTM Technologies, Inc. as of December 31, 2003 derived from the consolidated financial statements included in MTM Technologies, Inc. Quarterly Report on Form 10-Q for the nine months ended December 31, 2004.

(b) Represents historical financial data of Network Catalyst, Inc. as of December 31, 2003 derived from the financial records of Network Catalyst, Inc. for the nine months ended December 31, 2003.

(c) Represents the historical financial data of Vector Global Services, Inc. and Subsidiaries as of December 31, 2003 derived from the financial records of Vector for the nine months ended December 31, 2003.

(d) Represents the historical financial data of Info Systems, Inc. derived from the financial records of Info Systems, Inc. for the nine months ended September 30, 2003.

(A) Represents non-cash debt discount amortization and interest expense related to theA-4 $10,000,000 Convertible Subordinated Promissory Notes investment by Pequot Private Equity Fund III, LLP and Pequot Offshore Private Equity Partners III, L.P. and Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC Partners II, LLC, as if the transaction took place at the beginning of the period shown.

(B) Represents non-cash debt discount amortization and interest expense related to the A-4 $6,000,000 Convertible Subordinated Promissory Notes investment by Pequot Private Equity Fund III, LLP and Pequot Offshore Private Equity Partners III, L.P. and Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC Partners II, LLC, as if the transaction took place at the beginning of the period shown.

(C) Represents the stock consideration given as part of the Network Catalyst, Inc. acquisition of net assets, as if shares were considered outstanding for the full period shown.

(D) Represents the stock consideration given as part of the Vector Global Services, Inc. acquisition of net assets, as if shares were considered outstanding for the full period shown.

(E) Represents the stock consideration given as part of the Info Systems, Inc. stock purchase, as if shares were considered outstanding for the full period shown.